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Pursuant to 17 C.F.R. Section 200.83

Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 3 TO CREDIT AGREEMENT

AMENDMENT NO. 3 TO CREDIT AGREEMENT, dated as of November 8, 2022 (this “Amendment”), among Legence Intermediate LLC (f/k/a Refficiency Intermediate LLC), a Delaware limited liability company (“Holdings”), Legence Holdings LLC (f/k/a Refficiency Holdings LLC), a Delaware limited liability company (the “Borrower”), the other Guarantors party hereto, Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders constituting the Required DDTL Lenders party hereto.

RECITALS:

WHEREAS, the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent, and the Required DDTL Lenders are party to that certain Credit Agreement, dated as of December 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement, and the Lenders constituting the Required DDTL Lenders party hereto and the Administrative Agent are willing to agree to such amendments subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms

Terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement unless otherwise defined herein.

ARTICLE II

Amendments

Subject to the occurrence of the Amendment No. 3 Effective Date, Section 4.02 of the Existing Credit Agreement shall, effective as of the Amendment No. 3 Effective Date, hereby be amended (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

Section 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than a Request for Credit Extension in connection with an Incremental Amendment, which shall be governed by Section 2.14(d)), other than on the Closing Date, is subject to the following conditions precedent in each case, subject to the provisions set forth herein in connection with Limited Condition Transactions (including, for the avoidance of doubt, with respect to the testing of clauses (i), (ii) and (iv) with respect to any applicable Request for Credit Extension):

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(i) (x) The representations and warranties of each Loan Party set forth in Article 5 and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date or (y) if the proceeds of any Initial DDTL Borrowing are used to finance any Limited Condition Transaction, only the Specified Representations shall be true and correct in all material respects on and as of the date of such DDTL Borrowing.

(ii) (x) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom or (y) if the proceeds of any Initial DDTL Borrowing are used to finance any Limited Condition Transaction, no Event of Default under Section 8.01(a) or (f) (with respect to the Borrower) shall exist or would result from the making of such Initial DDTL Borrowing.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(iv) ~~Solely in connection with any Initial DDTL Borrowing, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the applicable Test Period, shall not exceed the greater of (x) 5.25 to 1.00 and (y) in the case of any DDTL being applied to (A) concurrently finance a Permitted Acquisition or other Investment not prohibited hereunder or (B) repay Revolving Credit Loans or other Indebtedness and/or replenish of cash on hand previously utilized to finance such Permitted Acquisition or Investment, the Consolidated First Lien Net Leverage Ratio immediately prior to consummation of such Permitted Acquisition or other Investment or, with respect to clause (B), immediately prior to the repayment of such Revolving Credit Loan or other Indebtedness or cash utilized, calculated on a Pro Forma Basis~~[Reserved].

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii), subject, in each case, to the provisions set forth herein in connection with Limited Condition Transactions (or, in the case of a Request for Credit Extension in connection with an Incremental Amendment, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension. Notwithstanding anything to the contrary herein, the Required DDTL Lenders shall be permitted to waive any of the conditions precedent to the drawing of any DDTL without the consent of any other party.

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ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants, as of the Amendment No. 3 Effective Date, to the Administrative Agent and to the Required DDTL Lenders that:

A

This Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by Debtor Relief Laws and by general principles of equity.

ARTICLE IV

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 3 Effective Date”) on which the following conditions are satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each Loan Party and Lenders constituting Required DDTL Lenders a counterpart of this Amendment signed on behalf of such party.

(b) The Borrower shall have paid all fees and expenses due to Jefferies Finance LLC, in its capacity as the arranger of the transactions contemplated hereunder and the Administrative Agent required to be paid on the Amendment No. 3 Effective Date and (in the case of expenses), to the extent invoiced at least three Business Days prior to the Amendment No. 3 Effective Date (except as otherwise reasonably agreed by the Borrower).

(c) The Borrower shall have paid to the Administrative Agent a consent fee in an amount equal to 3.50% of the amount of outstanding Initial DDTL Commitments as of the Amendment No. 3 Effective Date held by each Lender who has delivered a signature page hereto.

ARTICLE V

Miscellaneous

(a) Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect after giving effect to this Amendment. After the Amendment No. 3 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

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(b) No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof and the liens and security interests existing immediately prior to the Amendment No. 3 Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment.

(c) Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto (it being understood that rights of assignment of the parties hereto are subject to the further provisions of Section 10.07 of the Amended Credit Agreement).

(d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.15(b) and 10.16 of the Credit Agreement are incorporated herein and apply to this Amendment mutatis mutandis.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. This Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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(f) Headings. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

(g) Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

LEGENCE INTERMEDIATE LLC, as Holdings

By:	/s/ Stephen Butz
Name:	Stephen Butz
Title:	Chief Financial Officer

LEGENCE HOLDINGS LLC, as the Borrower

By:	/s/ Stephen Butz
Name:	Stephen Butz
Title:	Chief Financial Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

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GUARANTORS:

G-1 THERMA BLOCKER, LLC

LEGENCE THERMA LLC

THERMA INTERMEDIATE LLC

THERMA LLC

THERMA SERVICES HOLDINGS INC.

THERMA SERVICES LLC

YEAROUT LLC

YEAROUT MECHANICAL, LLC

YEAROUT SERVICE, LLC

YEAROUT SUPPORT SERVICES LLC

GILBERT MECHANICAL

CONTRACTORS, LLC

VARCOMAC LLC

BEL-AIRE MECHANICAL, LLC

BUILDING SYSTEMS HOLDINGS, LLC

CMTA, INC.

BLACK BEAR ENERGY, INC.

RE TECH ADVISORS, LLC

By:	/s/ Stephen Butz
Name:	Stephen Butz
Title:	Chief Financial Officer

[Signature Page to Amendment No. 3 to Credit Agreement]

Confidential Treatment Requested by Legence Corp.

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JEFFERIES FINANCE LLC, as Administrative Agent

/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to Credit Agreement]